Exhibit 5.1

June 8, 2016

Dermira, Inc.
275 Middlefield Road, Suite 150

Menlo Park, California 94025

Gentlemen/Ladies:

We deliver this opinion with respect to certain matters in connection with the offering by Dermira, Inc., a Delaware corporation (the “Company”), of up to 5,175,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated June 7, 2016, between the Company and Leerink Partners LLC, Cowen and Company, LLC and Guggenheim Securities, LLC, as representatives of the underwriters named on Schedule II thereto. The Shares were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 filed on November 2, 2015, as amended by Amendment No. 1 filed on November 13, 2015 and declared effective by the Commission on November 24, 2015 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated November 24, 2015 included therein (the “Base Prospectus”), and the related prospectus supplement dated June 7, 2016, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares pursuant to the Registration Statement is referred to herein as the “Offering.” The Shares are to be sold by the Company as described in the Registration Statement, the Prospectus and the Underwriting Agreement.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of originals or copies of the following documents:  the Company’s current certificate of incorporation and bylaws; the Registration Statement (together with the exhibits filed as a part thereof or incorporated therein by reference); the Prospectus; certain corporate proceedings of the Company’s board of directors, the Pricing Committee of the Board of Directors, and/or stockholders approving the adoption of the Company’s current certificate of incorporation and bylaws, the filing of the Registration Statement, the Offering and the Underwriting Agreement; the Underwriting Agreement; the Company’s Current Report on Form 8-K to which this opinion is filed as an exhibit (the “Form 8-K”); the following securities records for the Company, which the Company has confirmed to us to be a complete record of all securities issuances, including all issued and outstanding shares of the Company’s capital stock, all options to purchase the Company’s capital stock and all conversion privileges or rights to purchase capital stock:

(a) those records provided by the Company to us (consisting of a list of stockholders, a list of option holders respecting the Company’s capital and of any rights to purchase capital stock and dated June 7, 2016) and (b) a certificate of American Stock Transfer and Trust Company, LLC, the Company’s transfer agent, dated June 8, 2016, regarding the Company’s issued and outstanding shares of Common Stock as of June 7, 2016; and an Opinion Certificate addressed to us and dated June 8, 2016 executed by the Company containing certain factual representations (the “Opinion Certificate”); and a Certificate of Good Standing issued by the Delaware Secretary of State of the dated June 8, 2016, stating that the Company is in good standing under the laws of the State of Delaware.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.  As to matters of fact relevant to this opinion, we have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate.

We have also assumed that the certificates representing the Shares, if any, will be, when issued, properly signed by authorized officers of the Company or their agents. Furthermore, to the extent that the Company issues any uncertificated capital stock, we assume that the issued shares of Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificates representing such issued Shares have been surrendered to the Company in accordance with Delaware General Corporation Law Section 158 and that the Company will properly register the transfer of shares of Common Stock to the purchasers of such shares of Common Stock on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the Delaware General Corporation Law.

In connection with our opinion expressed herein we have assumed that, (a) at or prior to the time of the delivery of the Shares, that there will not have occurred any change in law affecting the validity of the issuance of the Shares, and (b) at the time of the offer, issuance and sale of the Shares, no stop order suspending the Registration Statement’s effectivement will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded..

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the issuance of securities pursuant to a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that the up to 5,175,000 shares of Common Stock to be issued and sold by the Company in the Offering, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any opinion expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP